UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On May 11, 2022, the Board of Directors (the "Board") of SITE Centers Corp. (the "Company") reduced the size of the Board from eight members to seven members in connection with the departure of Dr. Thomas Finne from the Board at the Company's 2022 Annual Meeting of Shareholders. On September 13, 2022, the Board restored the size of the Board to eight members by appointing Barry A. Sholem as an independent director. The Board also appointed Mr. Sholem to serve as a member of its Nominating and ESG Committee. Mr. Sholem will serve for an initial term ending at the Company's 2023 Annual Meeting of Shareholders. Mr. Sholem is Founder and Chairman of MSD Real Estate, the family office real estate business of Michael and Susan Dell.

As a non-employee director, Mr. Sholem will receive the same compensation as the Company's other non-employee directors, as disclosed in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on April 1, 2022, on a pro rata basis.

On September 13, 2022, the Company entered into an Indemnification Agreement (the "Indemnification Agreement") with Mr. Sholem. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SITE Centers Corp.

Date:	September 14, 2022	By:	/s/ Aaron M. Kitlowski
Aaron M. Kitlowski Executive Vice President, Secretary and General Counsel